UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 5, 2020, Willis Towers Watson Public Limited Company, a corporation organized under the laws of Ireland (the “Company”), adopted changes to the short-term incentive compensation program (the “STI Program”) for the Company’s executive officers for 2020. The general principles applicable to the STI Program for the Company’s broader base of employees have not been changed. These changes to the executive officer STI Program’s methodology were made so that the overall funding percentage for that STI Program (as a percentage of target) would be closer to the funding percentage for short-term incentive awards made to a broader group of employees eligible for such awards and so that executive officers from different business units would be more closely aligned, thereby promoting an even more unifying, team mindset that is intended to help the Company manage the economic uncertainty created by the COVID-19 pandemic.

Under the 2019 STI Program, each executive officer was eligible to receive an annual target award expressed as a percentage of his or her base salary. The awards were payable in cash and the performance goals were weighted based upon the executive officer’s responsibilities. The CEO’s award was based (i) 80% upon enterprise financial results and (ii) 20% upon individual objectives. The awards for those officers leading a business segment or business geography were based (i) 20% upon enterprise financial results, (ii) 60% upon the business segment or geography performance, as relevant, and (iii) 20% upon individual objectives. The awards for those officers leading a corporate function were based (i) 60% upon enterprise financial results, (ii) 20% upon corporate function performance, and (iii) 20% upon individual objectives. Financial performance metrics for the 2019 STI Program awards were based on total adjusted revenues and adjusted operating income on an enterprise and business segment/geography level.

Under the 2020 STI Program, all executive officers will continue to be eligible to receive an annual target award expressed as a percentage of his or her base salary (which range from 80% to 200%). The awards will be weighted (i) 80% upon enterprise financial results and (ii) 20% upon individual objectives. This change is intended to incentivize collaboration among the executive officers. The attainment level for the portion of the award that is based on enterprise financial performance will be determined based on the same percentage of target that the broad-based bonus pool for employees is funded.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2020	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel